Exhibit 10.45
SETTLEMENT AGREEMENT AND RELEASE
     This Settlement Agreement and Release (“Agreement”) is entered into by and among Synapse Fund I, LLC and Synapse Fund II, LLC (collectively, “Synapse”), Go Industries, Inc., Kenneth A. Barnett, Marion Bates, Philip V. Bates, Kate Hutchins Bates, Belinfer Corporation, Leon A. Chiu, Colunga Living Trust, Jack Gregory, Daniel G. Hall, Rudy Kranys, Sherry Kranys, Philip J. Monks, Susan Monks, Irwin D. Novak, Jessica K. Novak, Judi M. Novak, Ryan T. Powell, Taylor B. Powell, Martin Terry Rothman, Bruce E. Stimson, Nancy Stimson, Gary Becker, Robert C. Strauss Grantor Retained Interest Trust, Rena White Connor, and Mark H. Wholey Family LTD. Partnership (collectively with Synapse, “Plaintiffs”), Sutura, Inc. (“Sutura”), Anthony A. Nobles, Rhonda Nobles, and Egbert Ratering (collectively with Plaintiffs and Sutura, the “Parties”).
RECITALS
     A. On June 30, 2005, Plaintiffs filed their Complaint for Involuntary Dissolution; Removal of Directors, and Injunctive Relief against Anthony A. Nobles, Egbert Ratering, and Sutura in the case entitled Go Industries, Inc., et al. v. Anthony A. Nobles, et al., Orange County Superior Court, Case No. 05 CC00137 (the “Dissolution Action”).
     B. On June 30, 2005, Synapse filed its related Shareholder Derivative Complaint for: (1) Breach of Fiduciary Duty; (2) Misappropriation of Corporate Funds; (3) Accounting; (4) Imposition of Constructive Trust; (5) Injunctive Relief; and (6) Unjust Enrichment against Anthony A. Nobles, Egbert Ratering, and Sutura in the case entitled Synapse Fund I, LLC, etc. vs. Anthony A. Nobles, et al., Orange County Superior Court, Case No. 05 CC00136 (the “Derivative Action”).

     C. Both the Dissolution Action and the Derivative Action are currently assigned to the Honorable Thierry P. Colaw in Dept. CX 104 of the Orange County Superior Court.
     D. The Parties now desire to settle their disputes and avoid the further cost, time, and burden associated with the Dissolution Action and the Derivative Action by entering into this Agreement.
     NOW, THEREFORE, the Parties agree as follows:
     1. Court Approval. This Agreement shall be contingent upon court approval. The Parties agree to do everything reasonably necessary to obtain court approval and support of the shareholders of Sutura for this Agreement. Within 10 business days of the full execution of this Agreement, Sutura shall file in the Derivative Action a motion for approval of this Agreement. Sutura shall mail notice of the hearing on the motion for approval to each of its shareholders at least twenty-six (26) days before the hearing. The notice shall inform the shareholders of their opportunity to object to this Agreement and file a motion with the court to intervene as a plaintiff, either on the shareholder’s own behalf, or on behalf of Sutura, Inc in the Derivative Action. In the event that a shareholder is permitted to intervene in the Derivative Action, or the court does not grant the motion for approval, this Agreement shall become voidable upon written notice by any party mailed to all other parties within ten (10) days after such party receives notice of the entry of the court’s order upon the motion to intervene or the motion seeking approval.

     2. Consideration.
          (a) Within 10 business days of the entry of the court’s order approving this Agreement, Sutura will deliver to Synapse, via Plaintiffs’ counsel, Susan L. Harrison, a fully executed convertible note for $400,000.00 in the form attached to this Agreement as Exhibit A. At the same time the parties shall exchange executed copies of the Fifth Amended Security Agreement, in the form attached as Exhibit B, the Fifth Amended Patent Security Agreement, in the form attached as Exhibit C, and the Fifth Amended Registration Rights Agreement, in the form attached as Exhibit D.
          (b) Concurrently with the delivery of the note referred to in paragraph 2(a) above, Plaintiffs’ counsel shall execute and deliver to counsel for Sutura, William S. O’Hare, for filing with the court requests for dismissal with prejudice of both the Derivative Action and the Dissolution Action.
          (c) Effective upon Plaintiffs’ dismissal with prejudice of both the Derivative Action and the Dissolution Action, Anthony A. Nobles and Egbert Ratering agree that Anthony A. Nobles and Egbert Ratering shall not again serve as CEO and CFO, respectively, of Sutura until the earlier of August 1, 2008, or a sale or change of control of Sutura. For purposes of this paragraph 2(c), a sale or change of control of Sutura will be deemed to occur upon (A) the acquisition of Sutura by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the corporation) or (B) a sale of all or substantially all of the assets of the corporation; unless in each of the foregoing clauses (A) and (B), the corporation’s shareholders of record as constituted immediately prior to such transaction(s), acquisition or sale will, immediately after such transaction(s), acquisition or sale (by virtue of securities issued as consideration for the corporation’s transaction(s), acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.
3. Discharge, Release, and Covenant Not to Sue.
          (a) Each of the Parties, for themselves, derivatively on behalf of Sutura, and for their respective heirs, executors, administrators, representatives, trustees, agents, principals, shareholders, servants, employees, attorneys, insurers, predecessors and successors in interest, assigns, directors, officers, members, managers, partners, parent corporations, subsidiaries, affiliates, and all other persons, firms, or corporations with whom or which any of them have been, are now, or may hereafter be affiliated, and any other person or entity claiming through them or on their behalf, hereby discharge, release, and covenant not to sue any of the other Parties as well as their respective heirs, executors, administrators, representatives, trustees, agents, principals, shareholders, servants, employees, attorneys, insurers, predecessors and successors in interest, assigns, directors, officers, members, managers, partners, parent corporations, subsidiaries, affiliates, and all other persons, firms, or corporations with whom or which any of them have been, are now, or may hereafter be affiliated, and any other person or entity acting on their behalf, for any claims, causes of action, losses, and liabilities, of any nature whatsoever, whether known or unknown, and whether arising under statute, contract (express, implied, or otherwise), in tort, equity, or any other theory of recovery, and whether for compensatory damages, penalty, or punitive damages, which any party now has or may hereafter accrue or otherwise acquire, in any way relating to or arising out of the Derivative Action, the Dissolution Action, the events and facts giving rise to the Derivative Action or the Dissolution Action or which could have been brought in the Derivative Action or the Dissolution Action.
          (b) The Parties expressly waive all rights under Section 1542 of the Civil Code of the State of California. Said section of the Civil Code provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
     4. No Admission of Merits. The Parties agree and acknowledge that the sums and other consideration specified in this Agreement are given as a full and complete compromise of matters involving disputed issues; that neither payment of the sums or other consideration, nor the negotiations for this Agreement shall be considered admissions; and that no past or present wrongdoing or liability on the part of any party shall be implied by such payment or negotiations.
     5. Announcement of Settlement. The Parties agree that this settlement will be announced by Sutura by way of a press release, substantially in the form attached to this Agreement as Exhibit B. Sutura agrees to consult with Plaintiffs on any changes or additions to such press release, but the timing of issuance of the press release, and the determination of the need or content of any further announcement or disclosure shall be made by Sutura’s corporate counsel.

     6. Attorneys Fees. In the event that any action is brought by any party to interpret or enforce the terms of this Agreement, the prevailing party or parties shall be entitled to reasonable attorneys’ fees and costs in addition to all other relief to which that party or those parties may be entitled.
     7. Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, representatives, trustees, agents, servants, employees, attorneys, insurers, predecessors and successors in interest, assigns, directors, officers, members, managers, partners, managers, members, parent corporations, subsidiaries, affiliates, and all other persons, firms, or corporations with whom or which any of them have been, are now, or may hereafter be affiliated.
     8. Controlling Law. This Agreement shall be interpreted in accordance with and governed in all respects by the laws of the State of California.
     9. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable. In lieu thereof, there shall be added a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
     10. Fair Interpretation. This Agreement is the product of negotiations between the Parties and their respective attorneys, and shall be given fair interpretation. Each of the Parties expressly acknowledges and agrees that this Agreement shall be deemed to have been mutually prepared so that the rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     11. Parties Advised by Counsel. The Parties represent and warrant to each other that they have been represented by counsel with respect to this Agreement and all matters covered by and relating to it, that they have been fully advised by such counsel with respect to their rights and with respect to the execution of this Agreement, and that such counsel are authorized and directed to take all action necessary to effect the purposes of this Agreement.
     12. Entire Agreement. This Agreement constitutes the entire agreement among the Parties, and it is expressly understood and agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect or particular whatsoever, except by a writing duly executed by the Parties, or their authorized representatives, and the Parties, and each of them, acknowledge and agree that none of them will make any claim at any time or place that this Agreement has been orally altered or modified in any respect whatsoever.
     13. Authority to Enter Into Agreement. Each individual executing this Agreement on behalf of any party represents and warrants to the other Parties that such individual is authorized to enter into this Agreement on behalf of that party and that this Agreement binds that party.
     14. Counterparts. This Agreement may be executed by fax signature and in one or more counterparts, each of which shall constitute a duplicate original.

     15. Effective Date. This Agreement shall not be binding or of any force or effect unless and until it is executed by all Parties. The effective date of this Agreement shall be the date it becomes executed by all Parties.
     16. Cooperation. All Parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement.
     17. Authority. The Agreement when executed and delivered by the Parties shall constitute the legal, valid and binding obligation of the Parties in accordance with the terms hereof. The execution, delivery and performance of the Parties of or under the Agreement is within the power of the Parties and have been duly authorized by their management as required by, as applicable, their articles of incorporation, bylaws, other governing instruments and applicable law.

Synapse Fund I, LLC

Dated: March ___, 2007

By:

Its:

Synapse Fund II, LLC

Dated: March ___, 2007

By:

Its:

Go Industries, Inc.

Dated: March ___, 2007

By:

Its:

Dated: March ___, 2007

Kenneth A. Barnett

Dated: March ___, 2007

Marion Bates

Dated: March ___, 2007

Philip V. Bates

Belinfer Corporation
Dated: March ___, 2007
By:

Its:

Dated: March ___, 2007

Leon A. Chiu

Colunga Living Trust

Dated: March ___, 2007

By:

Its:

Dated: March ___, 2007

Jack Gregory

Dated: March ___, 2007

Daniel G. Hall

Dated: March ___, 2007

Rudy Kranys

Dated: March ___, 2007

Sherry Kranys

Dated: March ___, 2007

Philip J. Monks

Dated: March ___, 2007

Susan Monks

Dated: March ___, 2007

Irwin D. Novak

Dated: March ___, 2007

Judi M. Novak

Dated: March ___, 2007

Ryan T. Powell

Dated: March ___, 2007

Taylor B. Powell

Dated: March ___, 2007

Martin Terry Rothman

Dated: March ___, 2007

Bruce E. Stimson

Dated: March ___, 2007

Nancy Stimson

Robert C. Strauss Grantor Retainer Interest Trust

Dated: March ___, 2007

By:

Its:

Dated: March ___, 2007

Rena White Connor

Mark H. Wholey Family LTD. Partnership
Dated: March ___, 2007

By:

Its:

Sutura, Inc.
Dated: March ___, 2007

By:

Its:

Dated: March ___, 2007

Anthony A. Nobles

Dated: March ___, 2007

Rhonda Nobles

Dated: March ___, 2007

Egbert Ratering

Dated: March ___, 2007

Gary Becker

Dated: March ___, 2007

Kate Hutchins Bates

Dated: April ___, 2007

Jessica K. Novak

Approved:
LAW OFFICES OF SUSAN L. HARRISON

Dated: April ___, 2007

By:

Susan L. Harrison
Attorneys for Synapse Fund I, LLC
and Synapse Fund II, LLC

SAMUELS, GREEN, STEEL & ADAMS, LLP
Dated: April ___, 2007

By:

Eoin L. Kreditor
Attorneys for Go Industries, Inc., Kenneth A.
Barnett, Marion Bates, Philip V. Bates, Kate
Hutchins Bates, Belinfer Corporation, Leon A.
Chiu, Colunga Living Trust, Jack Gregory,
Daniel G. Hall, Rudy Kranys, Sherry Kranys, Philip
J. Monks, Susan Monks, Irwin D. Novak, Jessica K.
Novak, Judi M. Novak, Ryan T. Powell, Taylor B.
Powell, Martin Terry Rothman, Bruce E. Stimson,
Nancy Stimson, Gary Becker, Robert C. Strauss
Grantor Retained Interest Trust, Rena White
Connor, and Mark H. Wholey Family LTD. Partnership

SNELL & WILMER l.l.p.

Dated: April ___, 2007

By:

William S. O’Hare
Attorneys for Sutura, Inc.

McGEE & ASSOCIATES

Dated: April ___, 2007

By:

James F. McGee
Attorneys for Anthony Nobles,
Rhonda Nobles, and Egbert Ratering